Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

Board of Directors and Stockholders
Investors Title Company
Chapel Hill, North Carolina 27514

We consent to the incorporation by reference in this Registration Statement of Investors Title Company on Form S-8 of our reports dated March 11, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of Investors Title Company for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/Deloitte & Touche LLP

September 30, 2003
Raleigh, North Carolina